UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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VARONIS SYSTEMS, INC.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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VARONIS SYSTEMS, INC.
1250 Broadway, 29th Floor
New York, NY 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 2, 2019

Dear Varonis Systems, Inc. Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Varonis Systems, Inc., a Delaware corporation (the “Company”, “Varonis”, “we,” “us” or “our”). The meeting will be held on May 2, 2019 at 10:00 a.m. local time at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036 for the following purposes:

1.	To elect the three nominees for director named herein to the Board of Directors to hold office until the 2022 Annual Meeting of Stockholders.
2.	To hold an advisory vote on executive compensation.
3.	To ratify the appointment by the Audit Committee of the Board of Directors of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.
4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 4, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Thursday, May 2, 2019 at 10:00 a.m. local time at the offices of Skadden, Arps, Slate, Meagher & Flom LLP. As of the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referenced in the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors

/s/ Yakov Faitelson

Yakov Faitelson
Chief Executive Officer, President
and Chairman of the Board

New York, NY
March 22, 2019

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote over the telephone or the internet or, if you receive a proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

VARONIS SYSTEMS, INC.

PROXY STATEMENT

TABLE OF CONTENTS

PROXY STATEMENT	1
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
PROPOSAL NO. 1 ELECTION OF DIRECTORS	5
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	7
PROPOSAL NO. 2 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	12
PROPOSAL NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	18
EXECUTIVE OFFICERS	18
COMPENSATION DISCUSSION AND ANALYSIS	19
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	25
EXECUTIVE COMPENSATION	26
DIRECTOR COMPENSATION	34
EQUITY COMPENSATION PLAN INFORMATION	35
TRANSACTIONS WITH RELATED PERSONS	36
HOUSEHOLDING OF PROXY MATERIALS	36
OTHER MATTERS	37

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VARONIS SYSTEMS, INC.
1250 Broadway, 29th Floor
New York, NY 10001

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

May 2, 2019

This proxy statement is being furnished to the stockholders of Varonis Systems, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders to be held at the date and place detailed below.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of the Company (the “Board”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about March 22, 2019 to all stockholders of record entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

When and where will the 2019 Annual Meeting be held?

The meeting will be held on May 2, 2019 at 10:00 a.m. local time at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 4, 2019 will be entitled to vote at the meeting. On this record date, there were 29,981,021 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Stockholder of Record: Shares Registered in Your Name

If on March 4, 2019 your shares were registered directly in your name with Varonis Systems, Inc.’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy over the telephone, through the internet or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 4, 2019 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

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What am I voting on?

There are three matters scheduled for a vote:

•	Proposal 1: Election of three directors, each for a term of three years;
•	Proposal 2: Advisory Vote on Executive Compensation; and
•	Proposal 3: Ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited (“E&Y”), by the Audit Committee of the Board as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the advisory vote on executive compensation and the ratification of the appointment of E&Y as our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•	To vote using the proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time, on May 1, 2019 to be counted.
•	To vote through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time, on May 1, 2019 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Varonis. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

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Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to Varonis Systems, Inc.’s General Counsel.
•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How many votes are needed to approve each proposal?

Proposal	Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed

Proposal No. 1: Election of Directors	For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.	Not applicable	No – brokers without voting instructions will not be able to vote on this proposal

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Proposal	Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed

Proposal No. 2: Advisory Vote on Executive Compensation	Majority of the votes cast by holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting.	Abstentions and broker non-votes will not count as a vote cast either FOR or AGAINST approval of such proposal (as applicable), and thus will have no effect on the outcome of the vote on this proposal.	No – brokers without voting instructions will not be able to vote on this proposal.

Proposal No. 3: Ratification of the Appointment of E&Y	Majority of the votes cast by holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting.	Abstentions and broker non-votes will not count as a vote cast either FOR or AGAINST approval of such proposal (as applicable), and thus will have no effect on the outcome of the vote on this proposal.	Yes – brokers without voting instructions will have discretionary voting authority to vote.

What is the quorum requirement?

The presence at the Annual Meeting, in person or by proxy, of the holders as of the record date of shares of common stock having a majority of the voting power of all shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting. Shares held as of the record date by holders who are present or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to our Amended and Restated Certificate of Incorporation, the Board is divided into three classes, Class I, Class II and Class III, with members of each class holding office for staggered three year terms. At each Annual Meeting of Stockholders, one class of directors is elected for a three-year term to succeed the same class whose term is then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the Annual Meeting of Stockholders to be held during the year 2019 for the Class II directors, 2020 for the Class III directors and 2021 for the Class I directors.

The Board presently has nine members. The term of the three Class II directors expires at the 2019 Annual Meeting. If elected at the Annual Meeting, each of the director nominees would serve until the 2022 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The following table sets forth information with respect to our directors, as of March 1, 2019:

Name	Age	Position
Class I Directors
Gili Iohan	43	Director
Ofer Segev	59	Director
Rona Segev-Gal	49	Director
Class II Directors
Kevin Comolli	59	Director
John J. Gavin, Jr.	63	Director
Fred Van Den Bosch	72	Director
Class III Directors
Yakov Faitelson	43	Chief Executive Officer, President and Chairman of the Board
Ohad Korkus	40	Director
Thomas F. Mendoza	68	Director

Each of the nominees listed below was recommended for election by the full Board and currently serves as our director. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Varonis. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting. None of the corporations or other organizations referred to below with which a director has been or is associated is a parent, subsidiary or an affiliate company.

DIRECTOR NOMINEES

Kevin Comolli has served as a director since December 2004. Mr. Comolli is a partner at Accel, a global venture capital and growth equity firm. Mr. Comolli has experience serving as a director of several private software companies.

Our Board believes that Mr. Comolli possess specific attributes that qualify him to serve as a director, including his long history at Varonis, his experience in the software and technology industry as an investment professional and member of the board of other companies in the industry.

John J. Gavin, Jr. has served as a director since January 2013. Mr. Gavin is an industry veteran with more than 40 years of financial and operational management experience. He most recently served as the Executive Vice President and Chief Financial Officer for leading data center automation software provider BladeLogic. Prior to joining BladeLogic, Mr. Gavin served as the Chief Financial Officer for several companies, including Data General Corporation, Cambridge Technology Partners (CTP) and NaviSite, Inc. Mr. Gavin also worked in various positions in the audit practice of Price Waterhouse from 1978 to 1988. Mr. Gavin also serves as a director of Cimpress N.V. and served as a director of BroadSoft Corporation from 2010 to 2018 and Qlik Technologies Inc. from 2010 to 2016.

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Our Board believes that Mr. Gavin possess specific attributes that qualify him to serve as a director, including his experience as a chief financial officer of multiple companies and member of the board and audit committees of other publicly-traded companies in the software and technology industry.

Fred Van Den Bosch has served as a director since January 2013. Mr. Van Den Bosch is a private investor and business consultant. Previously, he served as Chief Executive Officer of Librato, Inc., as Chief Executive Officer of PANTA Systems, Inc., as Executive Vice President Engineering, Chief Technology Officer and Director at VERITAS Software, Inc, and in various engineering and management positions at the Computer Systems Division of Philips Electronics. Mr. Van Den Bosch also serves as a director of SmarTap A.Y Ltd., sPark Parking Technologies Ltd. and Trailze Ltd. and as an advisor to OSNexus, Inc., RepliXio Ltd., Robin Systems, Inc., Codota Dot Com Ltd and Thehintbox!, Inc.

Our Board believes that Mr. Van Den Bosch possess specific attributes that qualify him to serve as a director, including his many years of operational experience from holding various executive positions at technology companies and his deep understanding of the software and technology industry.

CONTINUING DIRECTORS

Yakov Faitelson is our co-founder and has served as our Chief Executive Officer, President and the Chairman of the Board since 2004. Prior to Varonis, Mr. Faitelson held leadership positions in the global professional services and systems integration divisions of NetVision, Inc. and NetApp, Inc. Mr. Faitelson also serves as a director of E8 Storage and Jivry, Inc.

Gili Iohan has served as a director since April 2017. From 2005 until April 2017, Ms. Iohan was our Chief Financial Officer, responsible for the Company’s finance, accounting and back office operations. Prior to joining Varonis, Ms. Iohan was a partner for six years at NextAge Co. Ltd., a financial services advisory firm. While at NextAge Co. Ltd., Ms. Iohan served as a Chief Financial Officer and Strategic Financial Consultant for several companies. Previously, Ms. Iohan served as a Senior Financial Manager at M-Systems Inc. and held a position at KPMG LLP.

Ohad Korkus is our co-founder and has served as a director since December 2007. Mr. Korkus served as the Company’s Chief Technology Officer from 2007 until February 28, 2018. Prior to Varonis, Mr. Korkus was responsible for architecture, design and development of solutions in NetVision, Inc. and NetApp, Inc.

Thomas F. Mendoza has served as a director since June 2015. Mr. Mendoza is vice chairman of NetApp, Inc., a storage and data management solutions provider, since March 2008. From October 2000 to March 2008, Mr. Mendoza served as president of NetApp, Inc. Prior to March 2000, he served in various capacities at NetApp, Inc., including senior vice president, worldwide sales and marketing, senior vice president, worldwide sales and vice president, North American sales. Mr. Mendoza has been a director of ServiceSource International, Inc. since March 2011 and has also served as a director of many other technology companies.

Ofer Segev has served as a director since February 2015. Mr. Segev has over 25 years of management experience in the high-tech and services sectors. Mr. Segev is the Chief Financial Officer and Chief Operating Officer at AlgoSec, Inc., a network security policy management solutions provider, since February 2017. Previously, he served as the Vice President of Finance and Chief Financial Officer of AudioCodes Limited, a communications company traded on The Nasdaq Global Select Market, from November 2014 through April 2015. Prior to that, Mr. Segev served as the Chief Executive Officer and as a director of Ness Technologies Srl from 2012 to 2013 and as its Chief Financial Officer from 2007 to 2012.

Rona Segev-Gal has served as a director since December 2004. Ms. Segev-Gal is a partner at TLV Partners, an early stage venture capital fund, since 2015. From 2005 to 2015, Ms. Segev-Gal was a general partner at Pitango Venture Capital. Prior to Pitango, Ms. Segev-Gal served as a partner at Evergreen Venture Partners and as Vice President of Business Development at BRM Technologies Ltd. Ms. Segev-Gal also serves as a director of several private companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
IN FAVOR OF THE ELECTION OF EACH NAMED NOMINEE AS A CLASS II DIRECTOR
FOR A THREE YEAR TERM EXPIRING AT THE 2022 ANNUAL MEETING.

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

On March 17, 2019, the Board reviewed its composition, the composition of its committees and the independence of each director. The determination of independence of members of the Board was based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships. In making this determination, the Board considered the relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. The Board has determined that Mr. Comolli, Mr. Gavin, Mr. Mendoza, Mr. Segev, Ms. Segev-Gal and Mr. Van Den Bosch, representing six of our nine directors, are “independent” as that term is defined under the rules of The Nasdaq Global Select Market for purposes of serving on the Board.

Board Leadership Structure

The Chief Executive Officer (“CEO”), President and Chairman positions are held by Yakov Faitelson. Periodically, our Board assesses these roles and the board leadership structure to ensure the interests of the Company and our stockholders are best served. Our Board has determined that its current leadership structure is appropriate as our CEO, President and Chairman has extensive knowledge of all aspects of the Company, our business and risks, and our customers. Our Board has no Lead Independent Director; however, the Board may choose to elect one.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. As part of monitoring and assessing strategic risk exposure, the Board assess our vulnerability to cyber-attacks and data breaches. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets periodically with senior management responsible for our risk management, and the applicable Board committees meet periodically with the employees responsible for risk management in the committees’ respective areas of oversight. The Board as a whole and the various standing committees receive periodic reports from the head of our legal and operations groups, as well as incidental reports as matters may arise. It is the responsibility of the committees’ chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Meetings of the Board

The Board met four times and took action by unanimous written consent two times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. Six of our Board members attended the Annual Meeting of Stockholders held on April 26, 2018 (the “2018 Annual Meeting”).

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Information Regarding Committees of the Board

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2018 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Kevin Comolli		X	X
Yakov Faitelson
John J. Gavin, Jr.	X		X
Gili Iohan
Ohad Korkus
Thomas F. Mendoza
Ofer Segev	X
Rona Segev-Gal		X	X
Fred Van Den Bosch	X
Total meetings in fiscal 2018:	4	4	1

Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

Our Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements and assists the Board in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

•	appointing, compensating and overseeing the work of our independent auditors, including resolving disagreements between management and the independent registered public accounting firm regarding financial reporting;
•	approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•	reviewing the qualifications and independence of the independent registered public accounting firm;
•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
•	reviewing the adequacy and effectiveness of our internal control over financial reporting;
•	establishing procedures for the receipt, retention and treatment of accounting and auditing related complaints and concerns;
•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports; and
•	reviewing and approving in advance any proposed related person transactions.

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We believe that the functioning of our Audit Committee complies with the applicable requirements of The Nasdaq Global Select Market and SEC rules and regulations.

The members of our Audit Committee are Mr. Gavin, Mr. Segev and Mr. Van Den Bosch. Mr. Gavin is the chairman of our Audit Committee. The Board has determined that Messrs. Gavin and Segev qualify as “audit committee financial experts” as contemplated by the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002.

The Board has considered the independence and other characteristics of each member of our Audit Committee. Audit committee members must satisfy The Nasdaq Global Select Market independence requirements and additional independence criteria set forth under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, an Audit Committee member may not, other than in his capacity as a member of the board, accept consulting, advisory or other fees from us or be an affiliated person of us. The Board has determined that each of Mr. Gavin, Mr. Segev and Mr. Van Den Bosch of our Audit Committee qualifies as an independent director pursuant to Nasdaq rules and Rule 10A-3.

The Audit Committee operates under a written charter approved by the Board, which is available on our investor website at https://ir.varonis.com/corporate-governance.

Compensation Committee

Our Compensation Committee oversees our compensation policies, plans and programs. The Compensation Committee is responsible for, among other things:

•	reviewing and recommending policies, plans and programs relating to compensation and benefits of our directors, officers and employees;
•	reviewing and recommending compensation and corporate goals and objectives relevant to compensation of our Chief Executive Officer;
•	reviewing and approving compensation and corporate goals and objectives relevant to compensation for executive officers other than our Chief Executive Officer;
•	evaluating the performance of our Chief Executive Officer and other executive officers in light of established goals and objectives; and
•	administering our equity compensations plans for our employees and directors.

We believe that the functioning of our Compensation Committee complies with the applicable requirements of The Nasdaq Global Select Market and SEC rules and regulations.

The members of our Compensation Committee are Mr. Comolli and Ms. Segev-Gal. Mr. Comolli is the chairman of our Compensation Committee. The Board has considered the independence and other characteristics of each member of our Compensation Committee. Compensation Committee members must satisfy The Nasdaq Global Select Market independence requirements and additional independence criteria set forth under Rule 10C-1 of the Exchange Act. In order to be considered independent for purposes of Rule 10C-1, the Board must consider whether the director has accepted, other than in his or her capacity as a member of the board, consulting, advisory or other fees from us or whether he or she is an affiliated person of us. Each of the members of our Compensation Committee qualifies as an independent director pursuant to Nasdaq rules and Rule 10C-1 as well as Section 162(m) of the Internal Revenue Code.

The Compensation Committee operates under a written charter approved by the Board, which is available on our investor website at https://ir.varonis.com/corporate-governance.

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee oversees and assists the Board in reviewing and recommending corporate governance policies and nominees for election to the Board and its committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	evaluating and making recommendations regarding the organization and governance of the Board and its committees and changes to our certificate of incorporation and bylaws and stockholder communications;
•	assessing the performance of board members and making recommendations regarding committee and chair assignments and composition and the size of the Board and its committees;
•	recommending desired qualifications for board and committee membership and conducting searches for potential members of the Board by independently searching for, identifying, recruiting and, if appropriate, interviewing candidates, as well as reviewing their qualifications, including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate;
•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;
•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations;
•	reviewing succession planning for our executive officers and evaluating potential successors; and
•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the Audit Committee.

We believe that the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of The Nasdaq Global Select Market.

The members of our Nominating and Corporate Governance Committee are Mr. Comolli, Mr. Gavin and Ms. Segev-Gal. Mr. Comolli is the chairman of our Nominating and Corporate Governance Committee. The Board has determined that each of Mr. Comolli, Mr. Gavin and Ms. Segev-Gal are independent within the meaning of the independent director guidelines of The NASDAQ Global Select Market.

The Nominating and Corporate Governance Committee operates under a written charter approved by the Board, which is available on our investor website at https://ir.varonis.com/corporate-governance.

Although there is no specific policy with regard to the consideration of any director candidates recommended by stockholders, the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders for election as directors. Candidates for the Board are generally selected based on desired skills and experience in the context of the existing composition of the Board and needs of the Board and its committees at that time, including the requirements of applicable SEC and NASDAQ Stock Market rules. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all candidates. In its consideration of the specific needs of the Board and the Company, the Nominating and Corporate Governance Committee considers diverse backgrounds so that the Board composition reflects a broad spectrum of experience and expertise.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our chief executive and senior financial officers. The Code of Business Conduct and Ethics is available on our website at https://ir.varonis.com/corporate-governance. Any amendment to the code, or any waivers of its requirements, will be disclosed on our website.

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Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or Compensation Committee.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The corporate governance guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The corporate governance guidelines are available on our website at https://ir.varonis.com/corporate-governance.

Other Policies

Insider Trading Policy. Our insider trading policy prohibits our employees and directors from engaging in short sales of Company securities, in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities. This prohibition extends to any inherently speculative transaction or similar transaction designed to decrease the risks associated with holding Company securities. In addition, our directors and employees are prohibited from pledging Company securities as collateral for loans and may not hold Company securities in margin accounts.

Stockholder Communications

You can contact the Board to provide comments, to report concerns or to ask a question, at the following address:

Corporate Secretary

Varonis Systems, Inc.

1250 Broadway, 29th Floor

New York, NY 10001

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.

Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded, such as:

• Product complaints	• Resumes and other forms of job inquiries
• Product inquiries	• Surveys
• New product suggestions	• Business solicitations or advertisements

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

You may also communicate online with the Board as a group. Please submit your question using the form you will find on our website: https://ir.varonis.com/corporate-governance/contact-the-board.

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PROPOSAL NO. 2

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the rules and regulations of the SEC, pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in accordance with the rules and regulations of the SEC in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. In accordance with the results of the vote we conducted at the 2018 Annual Meeting on the frequency of say-on-pay votes, we present a say-on-pay vote every year.

The say-on-pay vote is advisory and therefore is not binding on us, our Compensation Committee or our Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information we have provided in the section titled “Executive Compensation,” and in particular the information discussed in the section titled “Executive Compensation—Compensation Discussion and Analysis,” demonstrates that our executive compensation program has been designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. We encourage stockholders to review the executive compensation disclosure in the Compensation Discussion and Analysis and executive compensation tables for the details of how our executive compensation policies and procedures operate and are designed to achieve the Company’s compensation objectives.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
IN FAVOR OF THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. E&Y has audited our financial statements since the fiscal year ended December 31, 2007. Representatives of E&Y are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of E&Y as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of shares representing a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of E&Y.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2018 and December 31, 2017 by E&Y, our principal accountant.

	Fiscal Year Ended
	2018	2017
	(in thousands)
Audit Fees (1)	$530	$530
Audit-Related Fees (2)	40	60
Tax Fees (3)	45	130
All Other Fees	–	–
Total Fees	$615	$720

_______________

(1)	Audit fees relate to professional services rendered for the audits of our annual consolidated financial statements and the reviews of our quarterly consolidated financial statements.
(2)	Audit-related fees relate to professional services rendered in connection with assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations regarding financial accounting and reporting standards.
(3)	Tax fees consist of professional services for tax compliance, tax advice and tax planning.

All fees described above were pre-approved by the Audit Committee in accordance with the requirements of Regulation S-X under the Exchange Act.

Pre-Approval Policies and Procedures

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

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Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm submits a description of services expected to be rendered during that year to the Audit Committee for approval.

The Audit Committee pre-approves particular services or categories of services on a case-by-case basis. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the services must be pre-approved by the Audit Committee before the independent registered public accounting firm is engaged.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN
FAVOR OF RATIFICATION OF THE APPOINTMENT OF E&Y AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of The NASDAQ Global Select Market and rules of the SEC. The Audit Committee operates under a written charter approved by the board of directors, which is available on our investor website at https://ir.varonis.com/corporate-governance. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

The Audit Committee consists of three members: Mr. Gavin, Mr. Segev and Mr. Van Den Bosch. Mr. Gavin is the chairman of our Audit Committee. With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. E&Y is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare or certify our financial statements or guarantee the audits or reports of E&Y. These are the fundamental responsibilities of management and E&Y. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and E&Y;
•	discussed with E&Y the matters required to be discussed by the statement on Auditing Standards No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board; and
•	received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence, and has discussed with E&Y its independence.

Based on the Audit Committee’s review and discussions with management and E&Y, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

John J. Gavin, Jr. (Chair)
Ofer Segev
Fred Van Den Bosch

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 4, 2019, information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have or will have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.

Our calculation of the percentage of beneficial ownership is based on 29,981,021 shares of our common stock outstanding as of March 4, 2019. Common stock subject to stock options currently exercisable or exercisable within 60 days of March 4, 2019 is deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.

The table is based upon information supplied by officers, directors and principal stockholders, Schedules 13G filed with the SEC and other SEC filings made pursuant to Section 16 of the Exchange Act and the Rules and Regulations promulgated thereunder. Except as otherwise indicated in the table below, addresses of named beneficial owners are c/o Varonis Systems, Inc., 1250 Broadway, 29th Floor, New York, NY 10001.

Name of Beneficial Owner	Number of Shares	% of Total Voting Power
Named Executive Officers and Directors:
Yakov Faitelson(1)	296,261	*
Guy Melamed(2)	23,058	*
David Bass(3)	42,416	*
James O’Boyle(4)	97,004	*
Gilad Raz(5)	32,041	*
Kevin Comolli(6)	112,926	*
John J. Gavin, Jr.(7)	75,955	*
Gili Iohan(8)	24,134	*
Ohad Korkus(9)	34,172	*
Thomas F. Mendoza(10)	22,686	*
Ofer Segev(11)	21,574	*
Rona Segev-Gal(12)	17,885	*
Fred Van Den Bosch(13)	52,955	*
All executive officers and directors as a group (13 persons) :	853,067	2.8%
5% Stockholders:
The Vanguard Group(14)	2,674,722	8.9%
BlackRock, Inc.(15)	2,015,414	6.7%

* Represents beneficial ownership of less than one percent (1%).

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(1)	Consists of (i) 61,563 shares held of record by Mr. Faitelson; (ii) 91,509 shares held of record by the Faitelson 2019 Grantor Retained Annuity Trust; and (iii) 143,189 shares subject to stock options exercisable within 60 days of March 4, 2019.
(2)	Consists of (i) 21,600 shares held of record by Mr. Melamed; and (ii) 1,458 shares subject to stock options exercisable within 60 days of March 4, 2019.
(3)	Consists of (i) 39,750 shares held of record by Mr. Bass; and (ii) 2,666 shares subject to stock options exercisable within 60 days of March 4, 2019.
(4)	Consists of (i) 32,629 shares held of record by Mr. O’Boyle; (ii) 10,000 shares held of record by the Jim O’Boyle 2014 Trust Family; and (iii) 54,375 shares subject to stock options exercisable within 60 days of March 4, 2019.
(5)	Consists of (i) 14,743 shares held of record by Mr. Raz; and (ii) 17,298 shares subject to stock options exercisable within 60 days of March 4, 2019.
(6)	Consists of (i) 29,532 shares held of record by Mr. Comolli; (ii) 463 shares subject to restricted stock units exercisable within 60 days of March 4, 2019; and (iii) 82,931 shares held of record by Rothschild Trust Guernsey Limited, as trustee of the Max Trust, of which Mr. Comolli is a beneficiary.
(7)	Consists of (i) 27,492 shares held of record by Mr. Gavin; (ii) 15,000 shares held of record jointly with Mr. Gavin’s spouse; (iii) 33,000 shares subject to stock options exercisable within 60 days of March 4, 2019; and (iii) 463 shares subject to restricted stock units exercisable within 60 days of March 4, 2019.
(8)	Consists of (i) 11,216 shares held of record by Ms. Iohan; (ii) 12,455 shares subject to stock options exercisable within 60 days of March 4, 2019; and (iii) 463 shares subject to restricted stock units exercisable within 60 days of March 4, 2019.
(9)	Consists of 32,772 shares held of record by Mr. Korkus; (ii) 937 shares subject to stock options exercisable within 60 days of March 4, 2019; and (iii) 463 shares subject to restricted stock units exercisable within 60 days of March 4, 2019.
(10)	Consists of (i) 22,206 shares held of record by Mr. Mendoza; (ii) 17 shares held of record by Mr. Mendoza as custodian for the benefit of Dylan M. O’Rand, Mr. Mendoza’s nephew; and (iii) 463 shares subject to restricted stock units exercisable within 60 days of March 4, 2019.
(11)	Consists of (i) 21,111 shares held of record by Mr. Segev; and (ii) 463 shares subject to restricted stock units exercisable within 60 days of March 4, 2019.
(12)	Consists of (i) 17,422 shares held of record by Ms. Segev-Gal; and (ii) 463 shares subject to restricted stock units exercisable within 60 days of March 4, 2019.
(13)	Consists of (i) 42,492 shares held of record by Mr. Van Den Bosch; (ii) 10,000 shares subject to stock options exercisable within 60 days of March 4, 2019; and (iii) 463 shares subject to restricted stock units exercisable within 60 days of March 4, 2019.
(14)	Based solely on a Schedule 13G filed by The Vanguard Group on February 12, 2019. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(15)	Based solely on a Schedule 13G/A filed by BlackRock, Inc. on February 6, 2019. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and certain persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on a review of reports filed with the SEC and written representations that no other reports were required, we believe that our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during fiscal 2018.

 EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of March 1, 2019. Biographical information with regard to Mr. Faitelson is presented under “Proposal No. 1—Election of Directors” in this proxy statement.

Name	Age	Position
Yakov Faitelson	43	Chief Executive Officer, President and Chairman of the Board
Guy Melamed	39	Chief Financial Officer and Chief Operating Officer
David Bass	41	Executive Vice President of Engineering and Chief Technology Officer
James O’Boyle	54	Senior Vice President of Worldwide Sales
Gilad Raz	43	Chief Information Officer and Vice President of Technical Services

Executive Officers

Guy Melamed has served as our Chief Financial Officer since April 2017 and as our Chief Operating Officer since February 2018. Mr. Melamed is responsible for global operations, executing business strategies and financial management, including treasury, investor relations and purchasing. Prior to becoming Chief Financial Officer, Mr. Melamed served as Vice President of Finance, beginning in 2013, during which time he was responsible for financial planning, reporting and operations and was instrumental in building and managing the global finance organization. Before joining Varonis in 2011, Mr. Melamed held positions at Ernst & Young as an Audit Manager and at KPMG, working with both foreign and domestic public and private companies. Mr. Melamed holds both a B.A and M.S.A from Boston College and is a Certified Public Accountant in the U.S. and Israel.

David Bass has served as our Executive Vice President of Engineering and Chief Technology Officer since March 2018 and is responsible for all of Varonis’ product development and quality assurance. Mr. Bass has been an employee of the Company since 2005 and served as its Senior Vice President of Engineering from May 2014 through February 2018. Under his leadership, the Company has assembled an engineering organization with deep experience spanning digital collaboration, storage, networking and security. Prior to Varonis, Mr. Bass held managerial development positions in NetVision Internet Applications and as an independent contractor.

James O’Boyle has served as our Senior Vice President of Worldwide Sales since 2006. Prior to joining Varonis, Mr. O’Boyle held leadership roles at Neoteris/Netscreen (which was acquired by Juniper), BlueCoat Systems, Inc. and Wellfleet/Bay Networks (which was acquired by Nortel).

Gilad Raz has served as our Chief Information Officer and Vice President of Technical Services since February 2015, responsible for ensuring customer satisfaction through successful deployment and continued operation of Varonis products. Prior to becoming Chief Information Officer and Vice President of Technical Services, Mr. Raz has been an employee of the Company since 2006. Prior to Varonis, Mr. Raz held roles at Network Appliance and NetVision, assisting customers with highly technical pre and post sales deployments of networking and storage infrastructure.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our executive compensation program is overseen by the Compensation Committee of the Board. The Compensation Committee primarily assists the Board in fulfilling its compensation oversight responsibilities by ensuring best practices, which, among other things, include:

•	reviewing and approving the compensation of our Chief Executive Officer and other senior executive officers and establishing annual and long-term performance goals for these individuals;

•	reviewing and approving compensation of all executive officers;

•	reviewing and approving performance-based compensation of executive officers, including incentive awards;

•	reviewing our director compensation program and recommending changes in director compensation to the Board to the extent appropriate; and

•	administering our equity compensation plans and programs.

The Compensation Committee consists of Mr. Comolli and Ms. Segev-Gal. Mr. Comolli is the chairman of our Compensation Committee.

This section discusses our compensation program, policies and practices as they relate to our “named executive officers” whose compensation information is presented in the tables that follow. Our named executive officers are Messrs. Faitelson, Melamed, Bass, O’Boyle and Raz as listed in the table under the heading "Executive Officers" on page 18 of this proxy statement.

Stockholder Vote on Named Executive Officer Compensation

At the 2018 Annual Meeting, the 2017 compensation of our named executive officers received substantial stockholder support and was approved, on an advisory basis, by 93.52% of the votes cast at the meeting. We believe that this level of approval of our executive compensation program is indicative of our stockholders’ strong support of our compensation philosophy and goals and the decisions made by the Compensation Committee in 2017 and early 2018. As discussed on page 24 of this proxy statement, based on its review of best market practices, the Compensation Committee has designed and granted performance-based long-term incentive compensation to Mr. Faitelson in 2019, which comprises 50% of his long-term incentive compensation for 2019.

Also, at the 2018 Annual Meeting, stockholders voted on an advisory basis to submit the compensation of our named executive officers for stockholder approval on an annual basis. As such, we are seeking stockholder approval, on an advisory basis, for our 2018 executive compensation program at the meeting to which this proxy statement relates and look forward to receiving feedback from our stockholders on what we believe to be a strong compensation program aligned with the interests of the Company and its stockholders.

Compensation Philosophy and Objectives

The Compensation Committee’s fundamental philosophy is to closely link executive compensation with the achievement of pre-established performance goals and to promote a culture of aligning executive interests with those of the Company and its stockholders. The Compensation Committee’s objectives in the design and operation of our compensation program for our executive officers are to motivate, attract and retain highly-skilled executives as well as to incentivize management to optimize the Company’s performance and increase long-term stockholder value. The Compensation Committee also strives to ensure that overall compensation is fair for the services rendered and that the compensation structure is transparent. As such, the key components of executive compensation are limited to a base salary, an annual performance incentive award based on the achievement of pre-established performance goals (including, in certain instances, sales compensation plans providing commission opportunities) and long-term incentive compensation in the form of stock-based awards. The Compensation Committee strives to ensure that our executive compensation aligns management with the Company’s annual and long-term plans and strategy.

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Setting Compensation Levels of Executive Officers

The Compensation Committee reviews executive compensation at its meetings throughout the year and sets executive compensation based primarily on both the Company’s performance and executive management’s performance in executing the Company’s business strategy, optimizing the Company’s business performance and, thereby, increasing long-term stockholder value. The Compensation Committee also considers the scope of an executive’s duties and responsibilities and individual executive performance. Our Chief Executive Officer reviews the performance of our other named executive officers and makes recommendations, if any, to the Compensation Committee with respect to compensation adjustments for such officers. However, the Compensation Committee determines in its sole discretion whether to make any adjustments to the compensation paid to such executive officers.

For 2018, a significant portion of each named executive officer’s total compensation was allocated to compensation in the form of an annual performance-based incentive award and stock-based awards in order to provide incentives to maintain and increase long-term stockholder value. The Compensation Committee also reviewed and considered total direct compensation in setting each element of compensation for our named executive officers.

The Role of the Compensation Consultant. The Compensation Committee has engaged Compensia, a national compensation consulting firm, to provide research and analysis and to make recommendations as to the form and level of executive compensation. The Compensation Committee sought input from Compensia on executive compensation matters for 2018, including the design and competitive positioning of our executive compensation program, our peer group, appropriate compensation levels and evolving compensation trends.

The Compensation Committee has considered the independence of Compensia as a consultant to the Compensation Committee. In connection with this process, the Compensation Committee has reviewed, among other items, a letter from Compensia addressing its independence and the members of the consulting team serving the Compensation Committee, including the following factors: (i) other services provided to the Company by Compensia, (ii) fees paid by the Company as a percentage of Compensia’s total revenue, (iii) policies or procedures of Compensia that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the Compensia consulting team with a member of the Compensation Committee, (v) any Company stock owned by the senior advisor of the Compensia consulting team or any member of that individual’s immediate family and (vi) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by Compensia and its senior advisor involved in the engagement did not raise any conflict of interest.

The Role of the Chief Executive Officer. Our CEO provides the Compensation Committee with his views on the performance of each of the named executive officers (other than himself) and also reviews the report prepared by Compensia providing research, analysis and recommendations as to the form and level of executive compensation. While the CEO made recommendations to the Compensation Committee regarding the 2018 compensation of each of the named executive officers (other than himself) based on his assessment of Company and individual performance as well as his review of Compensia’s report analyzing the compensation of our executive officers for 2018, the Compensation Committee determines the form and level of executive compensation in its sole discretion.

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The Role of Peer Companies and Competitive Positioning. As part of its review of executive compensation for 2018, the Compensation Committee reviewed the executive compensation arrangements at peer group companies. Our peer group includes comparable software companies that were selected based on specific financial criteria, including, but not limited to, revenue and market capitalization. For 2018, the Compensation Committee removed the following companies from the peer group used in 2017: (i) Jive Software, Marketo and Tangoe because they were acquired; and (ii) Paycom Software and The Rubicon Project because they no longer fell within the specific financial criteria. The Compensation Committee also added Barracuda Networks, Callidus Software, Coupa Software, ForeScout Technologies, Medidata Solutions, MobileIron, Okta and SecureWorks as additional peers based on the criteria described above. For 2018, our peer group consisted of the following companies:

A10 Networks	ForeScout Technologies	Model N
AppFolio	Gigamon	Okta
Barracuda Networks	Hortonworks	Proofpoint
Bazaarvoice	Imperva	Q2 Holdings
Callidus Software	Medidata Solutions	Qualys
Carbonite	MINDBODY	Rapid7
Coupa Software	MobileIron	SecureWorks
Five9

In the course of its deliberations, the Compensation Committee reviewed executive compensation data compiled for the peer group companies, as contained in a report prepared by Compensia in order to evaluate and confirm whether our executive compensation was within a reasonably competitive range and to set executive compensation for 2018. The Compensation Committee, however, did not set executive compensation or each element of compensation at a specific target percentile within the peer group. The Compensation Committee focuses on providing compensation that is fair for the services rendered and reflects an executive’s experience, performance and scope of responsibilities, closely linking executive compensation with the achievement of Company performance goals under the annual incentive compensation program, and promoting a culture of aligning executive interests with those of the Company and its stockholders.

2018 Financial Performance Highlights

In 2018, Varonis achieved revenues of $270.3 million, an increase of 25% year-over-year. License revenues increased 23% for the full year, and maintenance and services revenues increased 29%. These results were supported by our consistently high maintenance renewal rate, which once again came in at over 90%.

These results demonstrate that our highly differentiated data security solutions are helping to solve critical needs of organizations globally as we ended the year with approximately 6,600 customers across a broad array of company sizes and industries located in 80 countries. In the last three years, we have more than doubled our revenues organically and done so while improving our profitability profile and delivering meaningful levels of cash flow from operations. We continue with our focus to build an organization that is durable and well positioned to extend our lead globally.

2018 Executive Compensation Elements

The key elements of our executive compensation program for the year ended December 31, 2018 were comprised of:

•	base salary;

•	an annual performance incentive award (including, in certain instances, sales compensation plans providing commission opportunities); and

•	long-term incentive compensation in the form of restricted stock unit (“RSU”) awards.

Executive officers are also eligible to receive other benefits as outlined below under “Perquisites and Other Benefits.” The following is a summary of the considerations underlying each component of compensation paid to our named executive officers for 2018.

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Base Salary

Our executive officers, including our named executive officers, receive a base salary to compensate them for services rendered during the fiscal year. The Compensation Committee reviews and, as appropriate, adjusts the base salaries for our named executive officers. The factors that the Compensation Committee considers in setting base salaries include the scope of job responsibilities, individual execution of Company strategies and contributions to Company success, Company-wide performance and comparability to market compensation.

For 2018, the Compensation Committee, based on a review of the factors set forth above, including an analysis prepared by Compensia of competitive market and peer group compensation, and to better align our annual cash compensation for our executive officers with our peer companies in a competitive technology employment market (and with respect to Mr. Melamed, also in connection with his assumption of the responsibilities of Chief Operating Officer in addition to his existing role as Chief Financial Officer), increased the annual base salaries for Messrs. Faitelson, Melamed and O’Boyle to $560,000, $400,000 and $350,000, respectively. The annual base salary in 2018 for Mr. Bass of $343,027 was approved by our Board when we entered into a new employment agreement with Mr. Bass in connection with his appointment as our Chief Technology Officer effective as of March 1, 2018. Mr. Raz’s annual base salary in 2018 was $360,000. For 2019, base salaries were maintained at the same amounts for all of our named executive officers.

Annual Incentive Compensation

Mr. Faitelson and Mr. Melamed. Messrs. Faitelson and Melamed participated in our 2018 Cash Incentive Plan. For 2018, the Compensation Committee, based on a review of factors including the scope of job responsibilities, individual execution of Company strategies and contributions to Company success, Company-wide performance and comparability to market compensation based on the report prepared by Compensia, adjusted the target bonus opportunities for Messrs. Faitelson and Melamed. Effective as of January 1, 2018, Mr. Faitelson’s target bonus opportunity was $440,000, and Mr. Melamed’s target bonus opportunity was $250,000.

Each of Messrs. Faitelson’s and Melamed’s annual incentive compensation is earned in the form of quarterly and year-end bonus awards weighted as follows: (i) 67.5% based on the quarterly and annual achievement of Company revenue targets, (ii) 22.5% based on the quarterly and annual achievement of Company non-GAAP operating income targets and (iii) 10% based upon individual performance as determined by the Compensation Committee in its discretion. We must achieve the pre-established threshold level of corporate performance in respect of either the revenues or non-GAAP operating income target before any payments (including for individual performance) may be made under the plan. The 2018 Cash Incentive Plan provided for no bonus to be paid pursuant to the applicable performance metric if our quarterly and annual revenues or our quarterly and annual non-GAAP operating income, as the case may be, were less than the threshold performance levels established for the corresponding fiscal periods and for a cap equal to 115% of the target bonus opportunity to be paid if our revenues or non-GAAP operating income performance equaled or exceeded “stretch” amounts for the same periods. If we equaled or exceeded the “stretch” amounts for both of the performance metrics in the same fiscal period, then each of Messrs. Faitelson and Melamed was entitled to receive 120% of his target bonus opportunity for such period.

The established performance objectives for fiscal 2018 were considered aggressive and attainable only with focused effort and execution and were designed to drive increased revenues and operating income, which the Compensation Committee believed would increase stockholder value consistent with our overall growth strategy.

Based on Company and individual performance, Mr. Faitelson was awarded bonuses in 2018 in the aggregate amount of $407,472, and Mr. Melamed was awarded bonuses in 2018 in the aggregate amount of $231,518. With the strong revenues and non-GAAP operating income growth achieved during the year, both Messrs. Faitelson and Melamed achieved 93% of their target bonus opportunities based on the significant revenues and non-GAAP operating income growth and performance achieved during the year.

Mr. O’Boyle and Mr. Raz. Messrs. O’Boyle and Raz participated in a 2018 Sales Compensation Plan pursuant to which each of Messrs. O’Boyle and Raz were entitled to annual sales commissions based on the revenues which we generated from the sale of our products and services worldwide. For 2018, the Compensation Committee, advised by Compensia and based on a review of factors including the scope of job responsibilities, individual execution of Company strategies and contributions to Company success, Company-wide performance, and comparability to market compensation, adjusted the annualized target commission opportunity for Mr. O’Boyle. Effective January 1, 2018 and pursuant to their 2018 Sales Compensation Plan, each of Messrs. O’Boyle and Raz had the opportunity to earn an annualized target commission for the year if the annual “collected net revenues target” (as defined in the plan) was met, or a pro-rata portion of their target compensation if annual collected net revenues were below the annual collected net revenues target. For any additional annual collected net revenues in excess of 100% of the annual collected net revenues target for 2018, each of Messrs. O’Boyle and Raz were entitled to receive 1.5% of any such excess.

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Pursuant to the 2018 Sales Compensation Plan, the performance condition for the sales commission was not met unless related revenues were collected by us, provided however that 50% of the sales commission was made as an advance payment against the full amount. Accordingly, each of Messrs. O’Boyle and Raz became entitled to receive 50% of their commission bonus payments in 2018 within 30 days following delivery of our license which corresponds with issuance by the Company of an invoice to which the commission bonus related, and the remaining 50% only after we collected the net revenues to which the commission bonus payments related.

Mr. O’Boyle received in 2018 an aggregate amount of commissions equal to $305,831, which represented the sum of (i) $205,617 resulting from collected net revenues under the 2018 Sales Compensation Plan; (ii) $99,035 resulting from collected net revenues under his 2017 Sales Compensation Plan; and (iii) $1,179 resulting from collected net revenues under his 2016 and 2015 Sales Compensation Plans. Assuming 100% collection of 2018 net revenues, Mr. O’Boyle would receive an additional amount equal to $98,238 as a commission bonus pursuant to the 2018 Sales Compensation Plan (which would be aggregated with the $205,617 already earned under the 2018 Sales Compensation Plan towards the target commission opportunity of $350,000 set for Mr. O’Boyle in 2018).

Mr. Raz received in 2018 an aggregate amount of commissions equal to $33,888, which represented the sum of (i) $23,498 resulting from collected net revenues under the 2018 Sales Compensation Plan; (ii) $10,229 resulting from collected net revenues under his 2017 Sales Compensation Plan; and (iii) $161 resulting from collected net revenues under his 2016 and 2015 Sales Compensation Plans. Assuming 100% collection of 2018 net revenues, Mr. Raz would receive an additional amount equal to $11,200 as a commission bonus pursuant to the 2018 Sales Compensation Plan (which would be aggregated with the $23,498 already earned under the 2018 Sales Compensation Plan towards the target commission opportunity of $40,000 set for Mr. Raz in 2018).

Mr. Bass. Mr. Bass did not participate in any of the Company’s annual performance incentive award plans in 2018.

Long-Term Incentive Awards

The Compensation Committee grants stock-based awards to our named executive officers in order to provide long-term incentive compensation opportunities which align the long-term interests of management with the long-term interests of the Company and its stockholders. The Compensation Committee believes that stock-based awards incentivize our named executive officers to optimize our long-term business performance and stockholder value. For 2018, the Compensation Committee approved all stock-based awards under the Company’s 2013 Omnibus Equity Incentive Plan (referred to as the 2013 Plan).

Stock-based awards to our named executive officers are approved on an annual basis in amounts determined by the Compensation Committee. In February 2018, the Compensation Committee approved the grant of time-based RSU awards under the 2013 Plan to Messrs. Faitelson, Melamed, O’Boyle, Bass and Raz (the “February 2018 RSU Awards”). One quarter of the February 2018 RSU Awards will vest annually upon the last calendar day of the month of February, beginning on February 28, 2019, subject to the executive’s continued service with us on each applicable vesting date. In addition, in August 2018, the Compensation Committee approved the grant of a time-based RSU award under the 2013 Plan to Mr. Raz (the “August 2018 RSU Award”). One quarter of the August 2018 RSU Award will vest annually upon the last calendar day of the month of August, beginning on August 31, 2019, subject to his continued service to us on each applicable vesting date. The February 2018 RSU Awards and August 2018 RSU Award will be settled in shares of the Company’s common stock within 30 days of each applicable vesting date, subject to the terms and conditions set forth in the applicable RSU award agreement.

In determining the size of the awards granted to each named executive officer, as shown in the “Grants of Plan Based Awards in Fiscal 2018” table below, the Compensation Committee intended to reward and motivate our named executive officers to drive the financial performance of the Company forward and determined that the awards were within a reasonably competitive range of market practice among the Company’s peers. The February 2018 RSU Award for Mr. Melamed was approved by the Compensation Committee in connection with his assumption of the responsibilities of Chief Operating Officer in addition to his existing role as Chief Financial Officer, and for Mr. Bass, in connection with his promotion to the office of Executive Vice President and Chief Technology Officer with its attendant responsibilities.

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2019 Compensation Actions

In February 2019, the Compensation Committee conducted its annual executive compensation review and made 2019 compensation decisions for our named executive officers. In making these decisions, the Compensation Committee considered, among other factors, pay levels of our named executive officers relative to the Company’s peers and the overall competitive market, based on a 2019 report prepared by Compensia, performance of each named executive officer and the recommendations of Institutional Shareholder Services (“ISS”) for CEO compensation.

●	The Compensation Committee decided to maintain the base salaries and target annual incentive compensation opportunities of our named executive officers at the same amounts as in 2018.
●	The Compensation Committee introduced performance stock unit (“PSU”) awards as part of Mr. Faitelson’s 2019 long-term incentive compensation award and determined the mix of his award at 50% PSUs and 50% RSUs.
●	The Compensation Committee determined that subscription percentage of total license revenues, which ties directly to our business strategy of transitioning to a subscription license model from a perpetual model, would be the performance metric for Mr. Faitelson’s 2019 PSU award.
●	The Compensation Committee maintained revenues and non-GAAP operating income as the corporate performance metrics for the 2019 Cash Incentive Plan, as such metrics continue to be key performance drivers supporting the Company’s operating plan.

Perquisites and Other Benefits

We do not provide perquisites or other personal benefits to our named executive officers. Our compensation program for our named executive officers includes employee health and welfare benefits, including participation in the Company’s life and health insurance and similar benefit programs (including our 401(k) plan) on the same general terms as other participants in these programs and, with respect to Israeli employees, recreation pay and contributions to an education fund and to a government-mandated pension fund.

Employment Agreements with Named Executive Officers

On February 10, 2014, in connection with our initial public offering, we entered into employment agreements with Messrs. Faitelson and O’Boyle; effective April 1, 2017, we entered into an employment agreement with Mr. Melamed, which was amended on February 8, 2018 in connection with Mr. Melamed’s appointment as our Chief Operating Officer in addition to his position as Chief Financial Officer; effective March 1, 2018, we entered into an employment agreement with Mr. Bass in connection with his appointment as our Chief Technology Officer in addition to his position as Vice President of Engineering; and effective January 1, 2019, we entered into an employment agreement with Mr. Raz in connection with his designation as an executive officer in October 2018. The employment agreements with Messrs. Faitelson, Melamed and O’Boyle were further amended effective August 27, 2018 (the “August 2018 Amendments”) in connection with the Compensation Committee’s review of the change in control provisions that had applied to our executive officers since our initial public offering and determined to make some technical and other modernizing changes to their employment agreements. None of the changes increased the level of severance or other compensation provided for under the employment agreements.

The Company does not provide “gross-up” payments or tax reimbursements with respect to “excess parachute payments” under Section 280G of the Internal Revenue Code (“Section 280G”) pursuant to any agreements with the named executive officers, including the employment agreements.

Please refer to the section entitled “Executive Employment Agreements” on page 28 of this proxy statement and the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 31 of this proxy statement for more information regarding the general terms of the employment agreements with Messrs. Faitelson, Melamed, Bass, O’Boyle and Raz, including termination provisions.

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Policy Regarding Recoupment of Certain Incentive Compensation

The Company has committed to adopting a recoupment (“clawback”) policy once final rules implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act are adopted by the SEC.

Company Policy on Section 162(m) Limits on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that the Company may deduct for federal income tax purposes. An exception to the $1 million limitation for performance-based compensation meeting certain requirements was repealed beginning in 2018, as further described below.

The “Tax Cuts and Jobs Act,” enacted on December 22, 2017, substantially modified Section 162(m) by, among other things, eliminating the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to each of our named executive officers in excess of $1 million will generally be nondeductible, whether or not it is performance-based.

The Compensation Committee intends to continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible. The Tax Cuts and Jobs Act also includes a transition rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not subsequently materially modified. To the extent applicable to our existing contracts and awards, the Compensation Committee may choose to avail itself of the transition rule.

Conclusion

The Compensation Committee believes that our compensation programs appropriately incentivize executive performance and align the interests of our named executive officers with the long-term interests of our stockholders and enable the Company to attract and retain talented executives. The Compensation Committee will continue to oversee and evaluate our executive compensation program in a manner that the Compensation Committee believes will be in the best interests of our stockholders.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion, the Compensation Committee recommends to the Board that the Compensation Discussion and Analysis be included in these proxy materials.

The Compensation Committee: Kevin Comolli Rona Segev-Gal

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EXECUTIVE COMPENSATION

The following summary compensation table sets forth the cash and non-cash compensation paid to or earned by (i) our principal executive officer, (ii) our principal financial officer and (iii) the three most highly compensated executive officers of the Company other than the principal executive officer or the principal financial officer who were serving at the end of the 2018 fiscal year (collectively, our named executive officers). In each case, compensation is shown for the years during which compensation disclosure was required over the last three completed fiscal years of the Company: the fiscal years ended December 31, 2016, December 31, 2017 and December 31, 2018, respectively.

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Yakov Faitelson	2018	560,000	–	7,792,500	–	407,472	11,000	(3)	8,770,972
Chief Executive Officer	2017	400,000	–	1,831,050	–	460,000	10,800		2,701,850
and President	2016	400,000	–	337,400	196,269	389,837	10,600		1,334,106

Guy Melamed(4)	2018	400,000	–	3,117,000	–	231,518	11,000	(3)	3,759,518
Chief Financial Officer	2017	285,000	–	2,394,450	–	92,000	10,320		2,781,770
and Chief Operating Officer

David Bass(5)
Executive Vice President of Engineering	2018	343,027	–	2,857,250	–	–	54,408	(6)	3,254,685
and Chief Technology Officer

James O’Boyle	2018	350,000		2,597,500	–	305,832	15,973	(7)	3,269,305
Senior Vice President	2017	310,000	55,000	704,250	–	286,315	15,801		1,371,366
of Worldwide Sales	2016	285,000	–	253,050	147,202	261,582	15,601		962,435

Gilad Raz(8) Chief Information Officer	2018	360,000	–	1,084,500	–	33,888	11,000	(3)	1,489,388
and VP of Technical Services

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(1)	Represents the grant date fair value of each award computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). For a summary of the assumptions made in the valuation of the awards granted in 2018, please see Note 2.k, “Accounting for Stock-Based Compensation,” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018. For a summary of the assumptions made in the valuation of the awards granted in 2017, please see Note 2.k, “Accounting for Stock-Based Compensation,” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2017. For a summary of the assumptions made in the valuation of the awards granted in 2016, please see Note 2.l, “Accounting for Stock-Based Compensation,” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(2)	Represents performance-based (i) bonus earned by Messrs. Faitelson and Melamed in respect of company performance in the relevant fiscal year and (ii) annual sales commissions paid to Messrs. O’Boyle and Raz in the relevant fiscal year. The material terms of the non-equity incentive plan compensation paid to named executive officers in our last completed fiscal year are described in the section entitled “Compensation Discussion & Analysis, Annual Incentive Compensation.”

(3)	Represents Company matching contributions to the 401(k) savings plan.

(4)	Mr. Melamed was appointed Chief Financial Officer effective April 1, 2017 and Chief Operating Officer effective February 8, 2018.

(5)	Mr. Bass was appointed Executive Vice President of Engineering and Chief Technology Officer effective March 1, 2018. Certain amounts payable to Mr. Bass were paid in New Israeli Shekels. The exchange rate used for the purpose of the Summary Compensation Table is $1.00 = ₪3.6.

(6)	Includes $2,468 tax gross up in respect of sponsored meals and $51,940 in disability insurance benefits, contributions to pension and severance funds and recreation pay as required under Israeli law.

(7)	Includes $4,973 in car allowance and $11,000 in Company matching contributions to the 401(k) savings plan.

(8)	Mr. Raz was designated as an executive officer of the Company effective October 25, 2018.

GRANTS OF PLAN BASED AWARDS TABLE FOR FISCAL 2018

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock
					Awards:
					Number of
					Shares of	Grant Date Fair
			Target	Maximum	Stock or	Value of Stock
Name	Grant Date	Threshold ($)	($)	($)	Units (#)	Awards ($)
Yakov Faitelson	–	396,000	440,000	528,000	–	–
	2/15/2018	–	–	–	150,000	7,792,500
Guy Melamed	–	225,000	250,000	300,000	–	–
	2/15/2018	–	–	–	60,000	3,117,000
David Bass	2/15/2018	–	–	–	55,000	2,857,250
James O’Boyle	–	–	350,000	–	–	–
	2/15/2018	–	–	–	50,000	2,597,500
Gilad Raz	–	–	40,000	–	–	–
	2/15/2018	–	–	–	15,000	779,250
	8/2/2018	–	–	–	5,000	305,250

(1) Actual annual incentive amounts and, in the cases of Messrs. O’Boyle and Raz, sales commission amounts, are shown in the Summary Compensation Table.

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EXECUTIVE EMPLOYMENT AGREEMENTS

On February 10, 2014, in connection with our initial public offering, we entered into employment agreements with Messrs. Faitelson and O’Boyle; effective April 1, 2017, we entered into an employment agreement with Mr. Melamed, which was amended on February 8, 2018 in connection with Mr. Melamed’s appointment as Chief Operating Officer in addition to his position as Chief Financial Officer; effective March 1, 2018, we entered into an employment agreement with Mr. Bass in connection with Mr. Bass’ appointment as our Executive Vice President and Chief Technology Officer; and effective January 1, 2019 we entered into an employment agreement with Mr. Raz in connection with Mr. Raz’s designation as an executive officer. On August 27, 2018, we entered into the August 2018 Amendments with Messrs. Faitelson, Melamed and O’Boyle, which, among other things, changed the treatment of Section 280G excess parachute payments as described in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 31 of this proxy statement. Unless terminated earlier, the employment agreements have an initial term of three years following the effective date, subject to automatic one-year renewals unless either party provides ninety days’ written notice to the other prior to the expiration of the term.

The current employment agreements with each of Messrs. Faitelson and O’Boyle became effective upon the completion of our initial public offering, and the current employment agreements with Messrs. Melamed, Bass and Raz became effective April 1, 2017, March 1, 2018 and January 1, 2019, respectively. According to the employment agreements, each executive will receive an annual base salary, which may be increased during the employment term (but not decreased other than pursuant to an across-the-board reduction that applies to all employees or to senior executives), in the sole discretion of the Compensation Committee. The current base salaries of Messrs. Faitelson, O’Boyle, Melamed, Bass and Raz are $560,000, $350,000, $400,000, $343,027 and $360,000, respectively.

With respect to Messrs. Faitelson and Melamed, the employment agreements also provide for an annual target bonus opportunity. Messrs. Faitelson’s and Melamed’s current annual target bonus opportunities are $440,000 and $250,000, respectively. With respect to Messrs. O’Boyle and Raz, the employment agreements provide for an annual target commission bonus opportunity. Messrs. O’Boyle’s and Raz’s current annual target commission bonus opportunities are $350,000 and $40,000, respectively.

PENSION AND NON-QUALIFIED DEFERRED COMPENSATION PLANS

We did not maintain a pension plan or non-qualified deferred compensation plan for any of our named executive officers in fiscal year 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2018

The following table shows information regarding outstanding equity awards held by each named executive officer as of our fiscal year end, December 31, 2018.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Yakov Faitelson	6/25/2009	52,560	–		1.256	6/25/2019	–		–
	8/5/2009	68,949	–		1.256	8/5/2019	–		–
	2/27/2012	7,356	–		8.80	2/27/2022	–		–
	8/7/2014	85,000	–		21.00	8/7/2024	–		–
	2/20/2015	33,542	1,458	(2)	29.88	2/20/2025	8,750	(3)	462,875
	2/17/2016	14,166	5,834	(2)	16.87	2/17/2026	10,000	(4)	529,000

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	2/13/2017	–	–		–	–	48,750	(5)	2,578,875
	2/15/2018	–	–		–	–	150,000	(6)	7,935,000
Guy Melamed	11/11/2014	125	–		21.66	11/11/2024	–		–
	2/20/2015	334	166	(2)	29.88	2/20/2025	1,000	(3)	52,900
	5/11/2015	417	520	(2)	19.51	5/11/2025	1,250	(7)	66,125
	2/17/2016	–	–		–	–	2,500	(4)	132,250
	2/13/2017	–	–		–	–	63,750	(5)	3,372,375
	2/15/2018	–	–		–	–	60,000	(6)	3,174,000
David Bass	5/12/2014	583	–		22.01	5/12/2024	–		–
	2/20/2015	1,667	416	(2)	29.88	2/20/2025	2,500	(3)	132,250
	2/17/2016	–	–		–	–	10,000	(4)	529,000
	11/8/2016	–	–		–	–	8,500	(8)	449,650
	2/13/2017	–	–		–	–	30,000	(5)	1,587,000
	8/8/2017	–	–		–	–	9,000	(9)	476,100
	11/7/2017	–	–		–	–	3,750	(10)	198,375
	2/15/2018	–	–		–	–	55,000	(6)	2,909,500
James O’Boyle	4/17/2013	6,500	–		12.47	4/17/2023	–		–
	3/21/2014	3,000	–		39.86	3/21/2024	–		–
	5/12/2014	25,000	–		22.01	5/12/2024	–		–
	2/20/2015	7,667	333	(2)	29.88	2/20/2025	2,000	(3)	105,800
	2/17/2016	10,625	4,375	(2)	16.87	2/17/2026	7,500	(4)	396,750
	2/13/2017	–	–		–	–	18,750	(5)	991,875
	2/15/2018	–	–		–	–	50,000	(6)	2,645,000
Gilad Raz	1/14/2010	1,470			1.576	1/14/2020
	3/21/2014	1,500			39.86	3/21/2024
	5/12/2014	8,790	–		22.01	5/12/2024
	8/7/2014	1,666	–		21.00	8/7/2024
	11/11/2014	1,822	–		21.66	11/11/2024
	2/20/2015	1,842	208	(2)	29.88	2/20/2025	1,250	(3)	66,125
	11/10/2015						2,000	(11)	105,000
	2/17/2016	–	–		–	–	4,000	(4)	211,600
	8/12/2016	–	–		–	–	4,000	(12)	211,600
	2/13/2017	–	–		–	–	9,000	(5)	476,100
	8/8/2017	–	–		–	–	2,250	(9)	119,025
	11/7/2017	–	–		–	–	3,750	(10)	198,375
	2/15/2018	–	–		–	–	15,000	(6)	793,500
	8/2/2018	–	–		–	–	5,000	(13)	264,500

(1)	Represents the market value of the unvested shares subject to RSUs based on the closing price of our common stock on December 31, 2018, which was $52.90 per share.
(2)	25% of the option award vests on the first anniversary of grant, and an additional 1/48th of the shares subject to the option vests at the end of each one-month period thereafter, subject to the optionee continuing to be employed by us through each such date.

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(3)	The shares subject to the RSU award will vest, and an equal number of shares of our common stock will be deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of February beginning on February 29, 2016, subject to the grantee continuing to be employed by us through each such date.
(4)	The shares subject to the RSU award will vest, and an equal number of shares of our common stock will be deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of February beginning on February 28, 2017, subject to the grantee continuing to be employed by us through each such date.
(5)	The shares subject to the RSU award will vest, and an equal number of shares of our common stock will be deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of February beginning on February 28, 2018, subject to the grantee continuing to be employed by us through each such date.
(6)	The shares subject to the RSU award will vest, and an equal number of shares of our common stock will be deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of February beginning on February 28, 2019, subject to the grantee continuing to be employed by us through each such date.
(7)	The shares subject to the RSU award will vest, and an equal number of shares of our common stock will be deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of May beginning on May 31, 2016, subject to the grantee continuing to be employed by us through each such date.
(8)	The shares subject to the RSU award will vest, and an equal number of shares of our common stock will be deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of November beginning on November 30, 2017, subject to the grantee continuing to be employed by us through each such date.
(9)	The shares subject to the RSU award will vest, and an equal number of shares of our common stock will be deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of August beginning on August 31, 2018 subject to the grantee continuing to be employed by us through each such date.
(10)	The shares subject to the RSU award will vest, and an equal number of shares of our common stock will be deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of November beginning on November 30, 2018, subject to the grantee continuing to be employed by us through each such date.
(11)	The shares subject to the RSU award will vest, and an equal number of shares of our common stock will be deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of November beginning on November 30, 2016, subject to the grantee continuing to be employed by us through each such date.
(12)	The shares subject to the RSU award will vest, and an equal number of shares of our common stock will be deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of August beginning on August 31, 2017 subject to the grantee continuing to be employed by us through each such date.
(13)	The shares subject to the RSU award will vest, and an equal number of shares of our common stock will be deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of August beginning on August 31, 2019 subject to the grantee continuing to be employed by us through each such date.

OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Yakov Faitelson	176,950	13,547,361	30,000	1,684,500
Guy Melamed	3,852	144,788	24,750	1,416,588
David Bass	7,750	213,977	26,000	1,522,830
James O’Boyle	–	–	12,000	673,800
Gilad Raz	15,202	737,392	12,250	742,370

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Termination Provisions of Employment Agreements

Upon a termination by us without “cause” (as defined in the respective employment agreements) or upon a termination by the executive for “good reason” (as defined in the respective employment agreements) and provided that the executive signs and does not revoke a general release of claims, the executive will be entitled to the following severance benefits: (i) with respect to Messrs. Faitelson and O’Boyle, a lump sum payment equal to one times the executive’s base salary, and with respect to Messrs. Melamed, Bass and Raz, a lump sum payment equal to one-half times the executive’s base salary, and (ii) with respect to Messrs. Faitelson and Melamed, an amount equal to a pro rata portion of the annual bonus that each would have earned for the year of termination based on actual performance, and with respect to Messrs. O’Boyle and Raz, an amount equal to the amount of the annual commissions earned but not paid prior to the executive’s date of termination. Upon a termination by us without “cause” or upon a termination by the executive for “good reason” within the one-year period following a “change in control” (as defined in the respective employment agreements) (and, in the case of Mr. Bass, provided that he signs and does not revoke a general release of claims), the executive will be entitled to the following enhanced severance benefits: (i) for Messrs. Faitelson and O’Boyle, a lump sum payment equal to one and a half times the executive’s base salary and for Messrs. Melamed, Bass and Raz, a lump sum payment equal to one times the executive’s base salary, (ii) for Messrs. Faitelson and Melamed, an amount equal to the executive’s target annual bonus for the year of termination, and for Messrs. O’Boyle and Raz, an amount equal to the executive’s target annual commission opportunity for the year of termination to the extent not previously paid, and (iii) for Messrs. Faitelson, Melamed, O’Boyle and Raz, immediate vesting of all of the executive’s then outstanding equity-based awards (referred to as “double trigger” vesting).

The employment agreement with Mr. Bass also provides that upon a “change in control” (as defined in the 2013 Plan and related agreements), Mr. Bass will be entitled to immediate vesting of all of his outstanding equity-based awards. The employment agreement with Mr. Raz provides that upon a “change in control” (as defined in the 2013 Plan and related agreements), Mr. Raz will be entitled to immediate vesting of 50% of his outstanding equity-based awards.

If the executive’s employment is terminated by us for cause, due to death or “disability” (as defined in the respective employment agreements) or due to the executive’s resignation without good reason, the executive will not be entitled to any further compensation or benefits other than any accrued but unpaid base salary, reimbursement for any business expenses properly incurred by executive prior to the date of termination and vested benefits, if any, to which the executive may be entitled under the terms of the Company’s employee benefit plans as of the date of termination.

The Company does not provide gross-up payments or tax reimbursements with respect to “excess parachute payments” under Section 280G. The employment agreements of Messrs. Faitelson, Melamed, O’Boyle and Raz do provide, in the event that any payments treated as “parachute payments” (within the meaning of Section 280G) made to the executive would fail to be deductible to the Company due to the impact of Section 280G, and subject the executive to the excise tax provisions of Section 4999 of the Internal Revenue Code, such payments would be reduced to an amount that would not trigger the loss of deduction and excise tax, unless the executive would be in a better economic position (on an after-tax basis) in receiving all amounts and paying the excise tax (and all other required taxes).

The employment agreements contain standard twelve-month post-termination non-competition and non-solicitation covenants. If the executive breaches any of the restrictive covenants, we are not required to make any of the severance payments listed above, and we can require the executive to repay any of the severance payments previously made.

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Treatment Under Equity Plans

The outstanding and unvested equity awards held by our named executive officers are governed by the terms of the 2013 Plan. Under the terms of the 2013 Plan, and except as otherwise provided in the executive’s employment agreement, if an outstanding award is continued, assumed, or substituted in connection with a “change in control” (as defined in the 2013 Plan and related agreements), then if the participant’s employment is terminated without cause within 12 months of the change in control, all of the participant’s outstanding equity awards that have not yet vested will immediately vest and become exercisable and all restrictions on such awards will immediately lapse.

Under the 2013 Plan, if an outstanding award is not continued, assumed, or substituted in connection with the change in control, then such award will immediately vest and become exercisable and all restrictions on such awards will immediately lapse (if applicable, assuming achievement at the target level of performance for any awards subject to performance-based vesting conditions).

Quantification

The tables below reflect the amount of compensation that would have been payable to each of our named executive officers under any contract, agreement, plan, or arrangement with us that provides for any payment to such executive in the event of termination of such executive’s employment or termination in connection with a change in control of the Company, in each case assuming the termination and change in control occurred effective as of December 31,2018. The amount of compensation payable to each named executive officer upon “involuntary termination without cause or for good reason,” and “involuntary termination without cause or termination for good reason following change in control,” as applicable, is shown below. We have prepared the tables based on the closing price of our common stock on the last business day of our 2018 fiscal year.

Named Executive Officer Benefits and Payments upon Termination

Name	Involuntary Termination Without Cause or for Good Reason(1)	Involuntary Termination Without Cause or Termination for Good Reason Following a Change in Control(2)
Yakov Faitelson	$560,000	$1,280,000
Guy Melamed	$200,000	$650,000
David Bass	$171,514	$343,027
James O’Boyle	$350,000	$875,000
Gilad Raz	$180,000	$400,000

(1)        Includes a lump sum payment equal to one times base salary for Messrs. Faitelson and O’Boyle and one-half times base salary for Messrs. Melamed, Bass and Raz.

(2)        Includes (i) a lump sum payment equal to one and a half times base salary for Messrs. Faitelson and O’Boyle and one times base salary for Messrs. Melamed, Bass and Raz and (ii) an amount equal to the executive’s target annual bonus for the year of termination for Messrs. Faitelson and Melamed and an amount equal to the executive’s target annual commission opportunity for the year of termination to the extent not previously paid for Messrs. O’Boyle and Raz, as detailed in the table below.

Name	Lump Sum Cash Payment	Target Bonus Payment
Yakov Faitelson	$840,000	$440,000
Guy Melamed	$400,000	$250,000
David Bass	$343,027	0
James O’Boyle	$525,000	$350,000
Gilad Raz	$360,000	$40,000

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Acceleration of Vesting of Options and RSUs upon Termination

	Change in Control			Involuntary Termination within One Year of Change in Control(1)
Name	Number of Shares Underlying Accelerated RSUs and Options		Value of Shares Underlying Accelerated RSUs and Options	Number of Shares Underlying Accelerated RSUs and Options	Value of Shares Underlying Accelerated RSUs and Options
Yakov Faitelson	–		–	224,792	$11,891,497
Guy Melamed	–		–	129,186	$6,833,940
David Bass	121,000	(2)	$6,400,900	–	–
James O’Boyle	–		–	82,958	$4,388,478
Gilad Raz	23,229	(3)	$1,228,814	23,229	$1,228,814

(1)	Acceleration of the outstanding equity awards would also occur in the event that the awards are not assumed or substituted by the acquiring company in the change in control transaction. In the event that outstanding equity awards are assumed or substituted in connection with the change in control transaction, the outstanding awards would vest on a double trigger basis, requiring a qualifying termination of employment upon or following the change in control.
(2)	Mr. Bass’ employment agreement provides that upon a change in control transaction, Mr. Bass will be entitled to immediate vesting of all of his outstanding equity-based awards.
(3)	Mr. Raz’s employment agreement provides that upon a change in control transaction, Mr. Raz will be entitled to immediate vesting of 50% of his outstanding equity-based awards.

CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K and the Dodd-Frank Act, we are required to disclose in this proxy statement the ratio of the annual total compensation of our Chief Executive Officer to that of our median employee. Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our Chief Executive Officer’s annual total compensation for 2018 was $8,770,972, and the median employee’s annual total compensation for 2018 was approximately $151,000. Accordingly, we estimate the ratio of our Chief Executive Officer’s annual total compensation for 2018 to the median employee’s annual total compensation for 2018 to be approximately 58 to 1. The ratio of annual total compensation excluding equity awards was approximately 8 to 1.

We selected December 31, 2018, which is a date within the last three months of fiscal 2018, as the determination date to identify our median employee. As of December 31, 2018, we had 1,344 employees, including 603 employees in the United States and 741 employees outside of the United States, including 247 employees in Europe (mainly in the United Kingdom, France, Ireland and Germany) and 467 employees in Israel. We did not exclude any employees from our calculations. We calculated the annual total cash compensation (salary, wages, overtime and bonus) from our payroll records for all employees of the Company (excluding our Chief Executive Officer) as of this determination date. We believe that annual total cash compensation is a consistently applied compensation measure at Varonis and most appropriate for determining the median employee. In making this determination, we annualized the compensation for those employees who were hired during fiscal year 2018, as permitted under SEC rules. We did not make any cost-of-living adjustments in identifying the median employee. After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology we used for Mr. Faitelson's annual total compensation in the Summary Compensation Table for fiscal year 2018.

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DIRECTOR COMPENSATION

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2)($)	All Other Compensation ($)		Total ($)
Kevin Comolli	48,000	190,015			238,015
John J. Gavin Jr.	53,500	190,015			243,515
Gili Iohan	30,000	190,015			220,015
Ohad Korkus(1)	25,000	190,015	19,873	(3)	234,888
Thomas F. Mendoza	30,000	190,015			220,015
Ofer Segev	37,500	190,015			227,515
Rona Segev-Gal	38,500	190,015			228,515
Fred Van Den Bosch	37,500	190,015			227,515

____________

(1)	Mr. Korkus ceased to serve as our Chief Technology Officer effective February 28, 2018 and, as such, became entitled to compensation as a non-employee director effective March 1, 2018.

(2)	Represents the grant date fair value of the RSU awards granted on May 3, 2018. The following table shows the aggregate number of stock options and RSU awards held by each of our non-employee directors as of December 31, 2018:

Director	Options (#)	Restricted Stock Units (#)
Kevin Comolli	–	1,158
John J. Gavin Jr.	33,000	1,158
Gili Iohan	15,580	11,908
Ohad Korkus	937	1,158
Thomas F. Mendoza	–	1,158
Ofer Segev	–	1,158
Rona Segev-Gal	–	1,158
Fred Van Den Bosch	10,000	1,158

(3)	Represents Mr. Korkus’ compensation as our Chief Technology Officer until February 28, 2018.

We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending Board and Board committee meetings. None of our employee directors receives additional compensation for his or her service on the Board.

Non-employee directors receive the following cash compensation for Board and Board committee services, as applicable, paid on a quarterly basis:

•	$30,000 per year for service as a Board member;
•	$20,000 per year for service as the chair of the Audit Committee and $7,500 per year for service as a member (other than as chair) of the Audit Committee;
•	$10,500 per year for service as the chair of the Compensation Committee and $5,000 per year for service as a member (other than as chair) of the Compensation Committee; and
•	$7,500 per year for service as the chair of the Nominating and Corporate Governance Committee and $3,500 per year for service as a member (other than as chair) of the Nominating and Corporate Governance Committee.

In addition, each non-employee director is entitled to receive an award of restricted stock units under the 2013 Plan in the amount of $190,000 each year following the date of our Annual Meeting of Stockholders (which, in 2018, resulted in a grant of 2,778 RSUs (calculated by dividing $190,000 by the closing price of our common stock on the grant date and rounding up to nearest whole number of shares of common stock underlying the RSUs)). Each such RSU will vest with respect to 1/12 of the RSUs upon the end of each calendar month following the date of the grant, subject to the director’s continued service on the Board.

34

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the number of shares of our common stock subject to outstanding stock options and RSUs under the 2013 Plan and our 2005 Stock Plan, as amended, the weighted average exercise price of outstanding stock options and the number of shares remaining available for future grants under the 2013 Plan and for future purchases under our 2015 Employee Stock Purchase Plan (the “ESPP”) as of December 31, 2018. Future grants may not be made pursuant to the 2005 Stock Plan. In the event of certain changes in our capitalization, such as a reorganization, stock split, merger or similar change in our corporate structure or the number of outstanding shares of our common stock, our Compensation Committee will make appropriate adjustments to (i) under our 2013 Plan, the aggregate and individual share limits and to the number, class and/or exercise price under outstanding awards in order to prevent undue diminution or enlargement of the benefits or potential benefits available and (ii) under our ESPP, the number and class of shares or other securities that are reserved for issuance and the option price.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and RSUs	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)(1)(2)
Equity compensation plans approved by security holders	3,170,788	$17.94(3)	632,753(4)
Equity compensation plans not approved by security holders	-	-	-
Total	3,170,788	$17.94	632,753

_______________

(1)	The Company initially reserved 1,904,633 shares of common stock for issuance under the 2013 Plan. The number of shares of common stock available for issuance under the 2013 Plan was increased on January 1, 2016, and will be increased each January 1 thereafter, by four percent (4%) of the number of shares of our common stock issued and outstanding on each December 31 immediately prior to the date of increase, except that the amount of each increase will be limited to the number of shares of common stock necessary to bring the total number of shares of our common stock available for grant and issuance under the 2013 Plan to five percent (5%) of the number of shares of common stock issued and outstanding on each such December 31. On January 1, 2016, 2017, 2018 and 2019, the share reserve under the 2013 Plan was automatically increased by 1,042,766, 1,072,870, 1,125,846 and 1,183,075 shares, respectively.
(2)	The Company initially reserved 500,000 shares of common stock for purchase under the ESPP. The number of shares of common stock available for issuance under the ESPP was increased on January 1, 2016 and will be increased each January 1 thereafter, by an amount equal to the lesser of (i) one percent (1%) of the number of shares of common stock issued and outstanding on each December 31 immediately prior to the date of increase, except that the amount of each such increase will be limited to the number of shares of common stock necessary to bring the total number of shares of common stock available for issuance under the ESPP to two percent (2%) of the number of shares of common stock issued and outstanding on each such December 31, or (ii) 400,000 shares of common stock. On January 1, 2016, 2017, 2018 and 2019, the share reserve under the ESPP was automatically increased by 21,383, 158,695, 188,813 and 177,358 shares, respectively.
(3)	Since RSU awards have no exercise price, they are not included in the weighted-average exercise price calculation in this column.
(4)	Represents, as of December 31, 2018, 218,574 shares of common stock that remained available for issuance under the 2013 Plan and 414,179 shares of common stock that remained available for purchase under the ESPP.

35

TRANSACTIONS WITH RELATED PERSONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Employment Arrangements and Indemnification Agreements

We have entered into employment arrangements with certain current executive officers. See “Executive Compensation.”

We have also entered into indemnification agreements with certain directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Person Transactions

We have adopted a written related person transactions policy that our executive officers, directors, nominees for election as a director, 5% stockholders, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a transaction with us without the prior consent of our Audit Committee, or other independent members of the Board in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, 5% stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider all facts and information that is available and deemed relevant by the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Varonis stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify your broker or us by contacting our General Counsel at 1250 Broadway, 29th Floor, New York, NY 10001, or (877) 292-8767.

36

OTHER MATTERS

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing and be received by our General Counsel at 1250 Broadway, 29th Floor, New York, NY 10001, no later than the close of business on November 15, 2019, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. If, however, our 2020 Annual Meeting of Stockholders is called for a date that is not within 30 days before or after the anniversary of our 2019 Annual Meeting of Stockholders, then the deadline is a reasonable amount of time before we begin to print and mail the Proxy Statement for the 2020 Annual Meeting of Stockholders.

If you wish to submit a proposal (including a director nomination) at the 2020 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, the proposal must be received by our General Counsel not later than the close of business on February 10, 2020 nor earlier than the close of business on January 18, 2020. The notice must contain certain information as specified in our bylaws. If, however, our 2020 Annual Meeting of Stockholders is called for a date that is not within 25 days before or after the anniversary of our 2019 Annual Meeting of Stockholders, then the deadline is not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

In no event shall the adjournment or postponement of an Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

___ ___ ___ ___ ___ ___ ___ ___ ___

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Stockholders may contact the Board by writing to them c/o our General Counsel at 1250 Broadway, 29th Floor, New York, NY 10001, and such mail will be forwarded to the director or directors, as the case may be.

By Order of the Board of Directors

/s/ Yakov Faitelson

Yakov Faitelson
Chief Executive Officer, President
and Chairman of the Board

A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2018 is available without charge upon written request to: Varonis Systems, Inc., Attn: Legal Department, 1250 Broadway, 29th Floor, New York, NY 10001.

37

VOTE BY INTERNET - www.proxyvote.com
VARONIS SYSTEMS, INC.	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
1250 BROADWAY, 29TH FLOOR
NEW YORK, NY 10001	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E61169-P18587	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

VARONIS SYSTEMS, INC.

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1.	To elect the three nominees for director named below to the Board of Directors to hold office until the 2022 Annual Meeting of Stockholders.		☐	☐	☐
Nominees:
	01)	Kevin Comolli
	02)	John J. Gavin, Jr.
	03)	Fred Van Den Bosch

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	Advisory vote to approve the Company's executive compensation, as disclosed in the proxy statement.						☐	☐	☐
3.	To ratify the appointment by the Audit Committee of the Board of Directors of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.						☐	☐	☐

NOTE: To conduct such other business as may properly be brought before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E61170-P18587

VARONIS SYSTEMS, INC.

Annual Meeting of Stockholders

May 2, 2019 10:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Yakov Faitelson and Guy Melamed, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VARONIS SYSTEMS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT, on May 2, 2019, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side